Exhibit 10.27

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (the “Agreement”), which amends and restates the agreement entered into on December 21, 1998 (the “Original Agreement”), is made as of [                    ], 2004 by and among:

(i)	Domino’s Pizza, Inc., a Delaware corporation and the successor by reincorporation merger to TISM, Inc., a Michigan corporation (the “Company”);

(ii)	Domino’s, Inc., a Delaware corporation (“Domino’s”);

(iii)	each of Bain Capital Fund VI, L.P., Bain Capital VI Coinvestment Fund, L.P., BCIP, Bain Capital Pacific Fund I, L.P., Sankaty High Yield Asset Partners, L.P., and Brookside Capital Partners Fund, L.P. (collectively, the “Investors”);

(iv)	RGIP, LLC, DP Investors I, LLC, DP Investors II, LLC, J.P. Morgan Capital Corporation, Sixty Wall Street Fund, L.P., DP Transitory Corporation and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Company as “Other Investors” (the “Other Investors”);

(v)	Thomas S. Monaghan, individually and in his capacity as trustee, and Marjorie Monaghan, individually and in her capacity as trustee (the “Sellers”); and

(vi)	David A. Brandon, Harry J. Silverman, Michael D. Soignet and such other individuals who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Company as “Managers” (the “Managers”, and together with the Investors, the Other Investors and the Sellers, the “Stockholders”).

Recitals

1. On or about December 21, 1998, TM Transitory Merger Corporation, a Michigan corporation, merged with and into TISM, Inc. pursuant to an Agreement and Plan of Merger dated as of September 25, 1998 by and between TM Transitory Merger Corporation, TISM, Inc. and Thomas S. Monaghan, as amended.

2. On or about May 11, 2004 TISM, Inc. reincorporated in the State of Delaware through the merger of TISM, Inc. with and into the Company (the “Reincorporation Merger”)

pursuant to an Agreement and Plan of Merger dated as of April 20, 2004 by and between TISM, Inc. and Domino’s Pizza, Inc.

3. Following the Reincorporation Merger, the parties desire to amend the Original Agreement immediately prior to the effectiveness of the Registration Statement filed with the Commission relating to the Initial Public Offering, as provided for in Section 1.1.1 of this Agreement, and to amend and restate the Original Agreement, as then amended, as provided for in Section 1.1.2 of this Agreement.

4. The parties believe that it is in the best interests of the Company and the Stockholders to set forth herein their agreements on certain matters.

5. The undersigned Stockholders hold the requisite number of Shares as is required pursuant to Section 15.2 of the Original Agreement in order to amend the Original Agreement in the form of this Agreement.

Agreement

Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Original Agreement is hereby amended and restated in its entirety as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Effectiveness.

1.1.1. Immediately prior to the effectiveness of the Company’s registration statement on Form S-1 (Reg. No. 333-114442), filed with the Commission under the Securities Act relating to the Company’s Initial Public Offering (the “Offering”), the Original Agreement is hereby amended to delete Section 2 (Voting Agreement), Section 3 (Certain Covenants) and Section 17 (Regulated Compliance Cooperation) in their entirety.

1.1.2. Immediately after the closing of the Offering, which Offering qualifies as an Initial Public Offering and a Qualified Public Offering, in each case within the Meaning of the Original Agreement, the Original Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement.

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

2. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to

it. Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

2.1. Demand Registration Rights for Investor Shares.

2.1.1. General. One or more holders of Investor Shares representing at least 25% of the total amount of Investor Shares then outstanding (“Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement, “Registrable Investor Securities” shall mean Registrable Securities constituting Investor Shares). The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.2 or by other holders of Registrable Investor Securities by notice delivered to the Company within 20 days after the Company has given the notice required by Section 2.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.1.1:

(a) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans); or

(b) On any form other than Form S-3 (or any successor form) if the Company has previously effected three or more registrations of Registrable Securities under this Section 2.1.1 on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 2, and no registrations of Registrable Securities pursuant to which the Initiating Investors and all other holders of Registrable Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

2.1.1.1. Form. Except as otherwise provided above, each registration requested pursuant to this Section 2.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Investor Securities to be included in the proposed registration statement in question (the “Majority Participating Investors”).

2.1.2. Payment of Expenses. The Company shall pay all reasonable expenses of holders of Investor Shares incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

2.1.3. Additional Procedures. In the case of a registration pursuant to Section 2.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 2.2. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 2.1 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder). If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including without limitation customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

2.2. Piggyback Registration Rights.

2.2.1. Piggyback Registration.

2.2.1.1. General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account or pursuant to Section 2.1.1 (or at any other time an Investor or an Affiliated Fund is participating in the registration of Registrable Securities), for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 2.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.1 hereof.

2.2.1.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with:

(a) Any Public Offering relating to employee benefit plans or dividend reinvestment plans or to any equity plan for franchisees or sale of equity to any franchisee (or Affiliate thereof);

(b) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

(c) The Initial Public Offering unless (i) such offering shall have been initiated by the Investors pursuant to Section 2.1.1 or (b) one or more Investors shall have requested that all or a specified part of its Registrable Securities be included in such offering pursuant to this Section 2.2.1.

2.2.2. Payment of Expenses. The Company shall pay all reasonable expenses of a single legal counsel representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

2.2.3. Additional Procedures. Holders of Shares participating in any Public Offering pursuant to this Section 2.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including without limitation being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds from such offering.

2.3. Certain Other Provisions.

2.3.1. Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including without limitation an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 2 and subject to the terms of this Section 2.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 2.3.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder requested be registered in such registration. For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities which is a partnership or corporation shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

2.3.2. Other Actions. If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 2, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject, and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

2.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 2.1.1, the Initiating Investors.

2.3.4. Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 180th day following the effective date of the registration statement used in connection with such offering, no holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering or (ii) Transfers to a Charitable Organization in accordance with the terms of this Agreement or (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder.

2.4. Indemnification and Contribution.

2.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 2 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including without limitation reports required and other documents filed under the Exchange Act and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 2.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

2.4.2. Indemnities to the Company. The Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 2, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement, each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including without limitation reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

2.4.3. Contribution. If the indemnification provided for in Sections 2.4.1 or 2.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 2.4 (an “Indemnitee”) under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 2.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.4.4. Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 2.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

3. CERTAIN ISSUANCES AND TRANSFERS, ETC.

3.1. Transfers and Issuances. Notwithstanding any other provision of this Agreement, Shares Transferred in a Public Offering or after the Initial Public Offering pursuant to Rule 144 shall be conclusively deemed thereafter not to be Shares (or Investor Shares, Other Investor Shares, Seller Shares or Management Shares) under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any the provisions hereof.

4. REMEDIES.

4.1. Generally. The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including without limitation preliminary or temporary relief) as may be appropriate in the circumstances.

5. LEGENDS

5.1. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

5.2. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

5.3. Termination of 1933 Act Legend. The requirement imposed by Section 5.1 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 5.1 hereof.

6. AMENDMENT, TERMINATION, ETC.

6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Shareholders; provided, however, that (a) the consent of the Majority Investors shall be required for any amendment, modification, extension, termination or waiver under this Agreement, (b) the consent of the Majority Other Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Other Investor Shares as such under this Agreement, (c) the consent of the Majority Sellers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Seller Shares as such under this Agreement and (d) the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Management Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

6.3. Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

7. DEFINITIONS. For purposes of this Agreement:

7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(c) The masculine, feminine and neuter genders shall each include the other.

7.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) each Person of which such specified Person or an Affiliate (as defined in clause (a) above) thereof shall, directly or indirectly, beneficially own at least 25% of any class of outstanding capital stock or other evidence of beneficial interest at such time. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any member of such individual’s Members of the Immediate Family. When such term is used in the context of a Regulatory Problem (as defined in Section 17(a)) it also has the meaning ascribed to it in any Applicable Law.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Law,” with respect to any Person, means all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“BCIP” shall mean, collectively, one or more of the following Persons: BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP Associates II-C.

“Board” shall mean the board of directors of the Company.

“Charitable Organizations” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock” shall have the meaning set forth in the Recitals.

“Class L Stock” shall have the meaning set forth in the Recitals.

“Closing Date” shall have the meaning set forth in the Preamble.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company including without limitation the Class A Common and the Class L Common.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock or Options) or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” shall have the meaning set forth in Section 2.4.1.

“Equivalent Shares” shall mean as to any outstanding shares of Common Stock, such number of shares of Common Stock, and as to any outstanding Options or Convertible Securities, the maximum number of shares of Common Stock for which or into which such Options or Convertible Securities may at the time be exercised or converted.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Indemnitee” shall have the meaning set forth in Section 2.4.3.

“Initial Public Offering” means the initial Public Offering by the Company for its own account registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Investors” shall have the meaning set forth in Section 2.1.1.

“Investor Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, the Investors, whenever issued, subject to Section 3.1.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Other Investors” shall mean, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

“Majority Participating Investors” shall have the meaning set forth in Section 2.1.1.1.

“Majority Sellers” shall mean, as of any date, the holders of a majority of the Seller Shares outstanding on such date.

“Majority Shareholders” shall mean, as of any date, the holders of Voting Shares constituting fifty-two percent (52%) of the total Equivalent Shares represented by all of the Voting Shares outstanding on such date.

“Management Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including without limitation all shares of Common Stock issued pursuant to the exercise of any Option and (b) all Options originally held by a Manager (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement except as otherwise specifically set forth herein).

“Managers” shall have the meaning set forth in the Preamble.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants of such individual, each trust created primarily for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Options” shall mean any options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

“Original Agreement” shall have the meaning set forth in the Preamble.

“Other Investor Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Other Investor, whenever issued, subject to Section 3.1.

“Other Investors” shall have the meaning set forth in the Preamble.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Investor Securities” shall have the meaning set forth in Section 2.1.1.

“Registrable Securities” shall mean (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, (c) all shares of Class A Stock issuable upon exercise of any Option or Convertible Securities, and (d) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been Transferred pursuant to Rule 144, (iv) subject to the provisions of Section 5 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (v) such securities shall have ceased to be outstanding.

“Reincorporation Merger” shall have the meaning set forth in the Preamble.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Sellers” shall have the meaning set forth in the Preamble.

“Seller Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, the Sellers, whenever issued, subject to Section 3.1.

“Shares” shall mean all Investor Shares, Other Investor Shares, Seller Shares and Management Shares.

“Stockholders” shall have the meaning set forth in the Preamble.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Voting Shares” shall mean all shares of Common Stock other than shares of Common Stock which pursuant to the Company’s Articles of Incorporation are not at the time and in the hands of the holder thereof entitled to vote generally.

8. MISCELLANEOUS.

8.1. Authority; Effect; etc. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. Domino’s shall be jointly and severally liable for all obligations of the Company pursuant to this Agreement.

8.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

If to the Company or the Investors, to them:

c/o Bain Capital, Inc.

Two Copley Place, 7th Floor

Boston, Massachusetts 02116

Attention: Mark E. Nunnelly

                 Andrew B. Balson

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: R. Newcomb Stillwell

If to a Seller, to him or her:

c/o Thomas S. Monaghan

30 Frank Lloyd Wright Drive

P.O. Box 997

Ann Arbor, MI 48106-0997

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Dennis S. Hersch

If to the Other Investors or the Managers, to them at the addresses set forth in the stock record book of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3. Binding Effect, etc. Except for restrictions on the Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

8.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

9. GOVERNING LAW.

9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Amended and Restated Stockholders Agreement

[                            ], 2004

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	DOMINO’S PIZZA, INC.

By

Name: Title:

DOMINO’S:	DOMINO’S, INC.

By

Name: Title:

THE INVESTORS:	BAIN CAPITAL FUND VI, L.P. BAIN CAPITAL VI COINVESTMENT FUND, L.P.

	By:	Bain Capital Partners VI, L.P., their general partner

		By:	Bain Capital Investors VI, Inc., its general partner

By

Name: Title: Managing Director

Amended and Restated Stockholders Agreement

[                        ], 2004

BCIP ASSOCIATES II BCIP TRUST ASSOCIATES II BCIP ASSOCIATES II-B BCIP TRUST ASSOCIATES II-B BCIP ASSOCIATES II-C

By:	Bain Capital, Inc., their Managing Partner

By

Name: Title: Managing Director

PEP INVESTMENTS PTY LTD.

By:	Bain Capital, Inc., its attorney-in-fact

By

Name: Title: Managing Director

SANKATY HIGH YIELD ASSET PARTNERS, L.P.

By

Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By

Title: Managing Director

Amended and Restated Stockholders Agreement

[                        ], 2004

THE OTHER INVESTORS:	RGIP, LLC

By:

Name:
Title:

DP INVESTORS I, LLC

By:

Name:
Title:

DP INVESTORS II, LLC

By:

Name:
Title:

J.P. MORGAN CAPITAL CORPORATION

By:

Name:
Title:

Amended and Restated Stockholders Agreement

[                        ], 2004

SIXTY WALL STREET FUND, L.P.

	By:	Sixty Wall Street Corporation, its general partner

By:

Name:
Title:

THE SELLERS:

By

Thomas S. Monaghan, individually and as trustee

By

Marjorie E. Monaghan, individually and as trustee

THE MANAGERS:

By

David A. Brandon

By

Harry J. Silverman

By

Michael D. Soignet